Exhibit 99.B.17(ii)

[FORM OF VOTING INSTRUCTION CARD]

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR

VOTING INSTRUCTIONS TODAY

Hartford Value Opportunities HLS Fund

[c/o Proxy Tabulator

P.O. Box 9112

Farmingdale, NY 11735]

VOTING BY TELEPHONE. Call toll-free [1-800-862-6668] and follow the recorded instructions.

VOTING BY INTERNET. Log on to [www.proxyweb.com] and follow the on-screen instructions.

VOTING BY MAIL. Complete and return your voting instruction card in the addressed envelope.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE INSURANCE COMPANY LISTED BELOW

VOTING INSTRUCTIONS FOR SPECIAL SHAREHOLDERS MEETING TO BE HELD ON [JANUARY 26, 2010]

Insurance Name

Hartford Value Opportunities HLS Fund

The undersigned is the owner of a variable annuity or variable insurance contract issued by the above-referenced Insurance Company. (The issuer of such contract being referred to herein as the “Issuer.”) The undersigned hereby instructs the Issuer to represent and vote, as designated herein, the number of shares of Hartford Value Opportunities HLS Fund (the “Fund”) represented by the number of votes attributable to the undersigned’s variable annuity contract or variable insurance contract as of [      ], 2009 at a Special Meeting of Shareholders (the “Meeting”) to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on [January 26], 2010 at [      ] Eastern Time and at any adjournments or postponements thereof, upon the matter on the reverse side as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement.

By executing these voting instructions, the undersigned revokes all previous voting instructions with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.

In its discretion, the Issuer is authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements of the Meeting unless otherwise prohibited by the undersigned. Contract and policy owners wishing to vote in accordance with the Board of Directors’ recommendation need only sign and date this voting instruction form and return it in the envelope provided.

Date

Signature(s) (Please sign in box)

Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

(Please see reverse side)

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT!

PLEASE SIGN, DATE AND RETURN YOUR

VOTING INSTRUCTIONS TODAY

THESE VOTING INSTRUCTIONS WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THESE VOTING INSTRUCTIONS WILL BE VOTED “FOR” SUCH MATTER. UPON ALL OTHER MATTERS, ISSUER SHALL VOTE ACCORDING TO ITS BEST JUDGMENT.

VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT AND POLICY OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL TO APPROVE A PLAN OF REORGANIZATION PROVIDING FOR THE ACQUISITION OF ALL OF THE ASSETS AND LIABILITIES OF HARTFORD VALUE OPPORTUNITIES HLS FUND (THE “ACQUIRED FUND”) BY HARTFORD VALUE HLS FUND (THE “ACQUIRING FUND”) SOLELY IN EXCHANGE FOR SHARES OF THE ACQUIRING FUND, FOLLOWED BY THE COMPLETE LIQUIDATION OF THE ACQUIRED FUND.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR VOTING INSTRUCTIONS IN THE ENCLOSED
ENVELOPE. THANK YOU!